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                                                                       EXHIBIT 1

November 27, 2000

Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C.    20549

Ladies and Gentlemen:

I have read the statements made by Bio Nebraska, Inc., which I understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated November 27, 2000. I agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Loren D. Swanson C.P.A.


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